Amendment No. 1 to

Employment Agreement

between

MainStreet Bankshares, Inc.

and

Brenda Smith

This Amendment No. 1 is made and entered into between MainStreet Bankshares, Inc. ("Employer") and Brenda Smith ("Employee") as of March 23, 2006.

WHEREAS, Employee and Employer entered into an Employment Agreement dated as of October 1, 2002 ("Employment Agreement"); and

WHEREAS, Employee and Employer desire to amend the Employment Agreement in accordance with the terms of this Amendment No. 1 ("Amendment No. 1");

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Employment Agreement is hereby globally amended to remove all references to "Smith River Community Bank, N.A.", "Bank", and "Bank Board" and Section 4.01 shall be accordingly eliminated in its entirety and reserved.

2. The Employment Agreement is hereby amended in accordance with the following:

2.01 Section 4.03 shall be amended to add a new final sentence as follows:

Any payment by the Employer made to the Employee under this Section 4.03 shall be made no later than the later of (a) the fifteenth day of the third month of the year following the Employee's first taxable year in which the Employee's termination of Employment occurs or (b) the fifteenth day of the third month of the year following the end of the Employee's first taxable year in which the Employee's termination of employment occurs.

2.02 Section 4.04 shall be amended to read in its entirety as follows:

4.04. Change of Control. (a) Notwithstanding anything to the contrary, upon the occurrence of a Change in Control, the Employee may choose either of the following alternatives, if written notice of choice is given to the Employer within ninety (90) days after such Change of Control:

(i) the Employee elects to enter into or has entered into a replacement employment agreement mutually satisfactory to Employee and the Acquiring Company which shall replace in full this Employment Agreement, in which case this Employment Agreement shall automatically cease to be of any further force and effect as of the date of such notice;

(ii) the Employee resigns his employment, terminates this Agreement and receives as severance benefits the continuation for the 24 months immediately following such written notice Employee's then current salary and benefits as provided in Section 3 (excluding, however, any incentives which have not accrued as of the date of such written notice but including any that have so accrued); provided, however, that the aggregate value of all such severance benefits under this Section 4.04(a)(ii), when added to the value of all other payments or benefits payable to or with respect to the Employee (even though not paid or provided pursuant to this Agreement) which constitute "Parachute payments" under IRC Section 280G shall be reduced to the extent necessary so that none of such benefits and payments (whether or not paid or provided pursuant to this Agreement) constitute "excess parachute payments" on which an excise tax is imposed pursuant to IRC Section 4999. Any such reduction shall be effected first by reducing taxable payments or benefits and then by reducing nontaxable payments and benefits, with noncash payments or benefits reduced before cash payments or benefits in each category, unless the Employer or Employee otherwise agree. Notwithstanding the above, if the Employer is required to pay severance benefits to the Employee under this Section 4.04(a)(ii) and the Employee is considered to be a "specified employee" under IRC Section 409A(a)(2)(B)(i), then the payment of such severance benefits shall not be made before the date which is six months after the date of the Employee's termination of employment with Employer. Employee agrees that, if Employee elects to receive the severance payments and benefits provided in this Section 4.04(a)(ii), the amount payable by the Empoyer pursuant hereto as severance shall be reduced contemporaneously, dollar for dollar, by any amounts earned as compensation for any other employment or work by Employee for the period when such severance is payable hereunder ("severance period") and the benefits to be provided hereunder shall be reduced or eliminated to the extent Employee has available to it substantially comparable benefits at substantially the same cost to Employee from another employer during the severance period. Employee agrees that, as a condition to its right to receive severance and benefits hereunder, Employee will report in writing to Employer all employment or work for hire undertaken by Employee during the severance period and the compensation and benefits provided for such employment or work at or before the time Employee accepts the same.

(b) For purposes of this Section, "Change of Control" shall mean:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of MainStreet representing 25% or more of the combined voting power of the then outstanding securities; provided, however, that the following acquisitions will not constitute a Change of Control:

(A) any acquisition directly from MainStreet (excluding any acquisition by virtue of the exercise of a conversion privilege);

(B) any acquisition by MainStreet;

(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by MainStreet or any corporation or other entity controlled by MainStreet; or

(D) any acquisition pursuant to a reorganization, merger, or consolidation of any corporation owned or proposed to be owned, directly or indirectly, by shareholders of MainStreet if the shareholders' ownership of the securities of the corporation resulting from such transaction constitutes a majority of the ownership of the securities of the resulting entity;

(ii) the shareholders of MainStreet approve, or MainStreet otherwise consummates,

(A) a merger, statutory share exchange, or consolidation of MainStreet with any other corporation except as provided in Subsection 4.04 (b)(i)(A), (B), (C), or (D);

(B) the sale or other disposition of all or substantially all of the assets of MainStreet, including but not limited to, the equity held by MainStreet in Employer;

(c) "Acquiring Company" shall mean any individual, entity or group (within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act which consummates a Change of Control;

(d) The provisions of this Section 4.04 shall expire automatically and be of no further force and effect after 90 days after a Change in Control unless the Employee shall have elected within the 90 day period by written notice the alternative specified in Section 4.04(a)(ii).

2.03 Section 4.04 is renumbered as Section 4.05 and amended to read in its entirety as follows:

4.05 Other Terminations. In the event of any termination of Employee's employment as then in effect which is not provided for in Section 4.03 or 4.04, Employee shall be entitled to no compensation or other benefits whatsoever beyond the Date of Termination.

2.04 Section 4.05 shall be renumbered as Section 4.06 and amended to read in its entirety as follows:

4.06 Offset. Except as provided in Section 4.04, the amount of any payment provided for in this Section IV shall not be reduced, offset or subject to recovery by the Employer or Successor by reason of any compensation earned by Employee as the result of employment by another employer after the Date of Termination or otherwise.

2.05 A new Section 4.07 shall be added as follows:

4.07 IRC Section 409A. To the extent applicable, this Agreement is intended to comply with IRC Section 409A, and shall be interpreted and administered in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Agreement that is determined to violate the requirements of IRC Section 409A shall be void and without effect and any provision, including without limitation, any definition, that is required to appear in this Agreement under IRC Section 409A that is not expressly set forth shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of payment of the benefits provided for under this Agreement shall be revised as necessary for compliance with IRC Section 409A.

3. Effective Date. The Effective Date of this Amendment No. 1 is March 23, 2006.

4. Employment Agreement. As of the Effective Date of this Amendment No. 1 the Employment Agreement is modified as provided in Section 1 hereof and except as so modified the terms and conditions of the Employment Agreement are confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date and year first written above.

MainStreet Bankshares, Inc.

By_________________________________

Chief Executive Officer

____________________________________

Brenda Smith